EXHIBIT 16.1


[MERDINGER, FRUCHTER, ROSEN& COMPANY, P.C. LETTERHEAD]



Securities and Exchange Commission
450 5th Street NW
Washington, DC  20549

Gentlemen:

We have read and agree with the representations inform SB-2
of Fenton Graham Marketing, Inc. dated April 25, 2003 relating to Merdinger, Fruchter, Rosen & Company, P.C.


               /s/ MERDINGER, FRUCHTER, ROSEN & COMPANY, P.C.
               Certified Public Accountants



New York, New York
April 25,2003









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